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                                                                     EXHIBIT B



                                 RESTATED

                        ARTICLES OF INCORPORATION

                        ACACIA CAPITAL CORPORATION



         FIRST:   The name of the Corporation is Acacia Capital
Corporation.

         SECOND: The Corporation desires to restate its charter as currently in effect.

         THIRD:   The provisions set forth in the Articles of Restatement
are all the provisions of the charter currently in effect.

         FOURTH: These Articles of Restatement have been approved by a majority of the entire Board of Directors.

         FIFTH:   The charter is not amended by the Articles of
Restatement.

         SIXTH:   The nature of the business or purposes to be conducted
or promoted are as follows:

         (A)      To conduct and carry on the business of an investment
         trust or          investment company of the general management
         type.

         (B) To invest and reinvest the property and assets of the corporation in securities of different types and classes, including, without in any way limiting the generality thereof, stocks, bonds, notes, debentures, and certificates of interest or participation, and in other personal property without limitation or restriction except for the specific restrictions hereinafter set forth.

         (C) To act as financial or fiscal agent for any person, firm, or corporation and as such to manage, control, and deal with, in any and every way whatsoever, the property, holdings, investments, and business interests thereof.

         (D) To endorse, guarantee, or undertake the performance of any obligation, contract, or engagement of any other corporation, or other party, if the Corporation is interested in such obligation, contract or engagement.

         (E) To purchase, retire, redeem, hold, sell, reissue, transfer, and otherwise deal in, shares of its own capital stock; and to apply to such purchase, retirement, or acquisition any funds or property of the Corporation, whether capital or surplus or otherwise, as may be permitted by law.

         (F) To engage in any lawful act or activity for which corporations may be organized under the General
                  Corporation Law of Maryland.

         (G) To do and all of the acts herein set forth or implied and such other acts as are incidental or conducive to the attainment of the objectives and purposes of the Corporation; and to do any and all such acts either as principal or in the capacity of agent, broker, factor, contractor, or otherwise.

         SEVENTH: The current address of the principal office of the Corporation is 4550 Montgomery Avenue, Suite 1000N, Bethesda, Maryland 20814.

         EIGHTH: The Corporation's current resident agent is William M. Tartikoff, Calvert Group, 4550 Montgomery Avenue, Suite 1000N, Bethesda, Maryland 20814.

         NINTH:   The total number of shares of stock of all classes
which the Corporation is authorized to issue is One Hundred Million (100,000,000) shares of stock. The par value of each share shall be One Cent ($0.01). The shares shall be allocated as follows for each series:


         No. of Shares per Series

         CRI Managed Growth Portfolio         75,000,000
         CRI Money Market Portfolio            9,000,000
         CRI Global Equity Portfolio           4,000,000
         CRI Capital Accumulation Portfolio    4,000,000
         CRI Equity Portfolio                  2,000,000
         CRI Bond Portfolio                    1,000,000
         CRI Strategic Growth Portfolio        5,000,000

         Total Shares Authorized             100,000,000

The Board of Directors is hereby expressly granted the authority to issue any remaining unissued shares and to establish additional series. The Board of Directors is also expressly granted the authority to increase or decrease the number of shares of any series, subject to the provisions that the aggregate number of shares, and the number of shares allocated to all series cannot exceed the total authorized number of shares, and that the number of shares allocated to any series may not be decreased below the number of shares issued and outstanding for such series.

         TENTH:   The powers, preferences and rights of each series and
the qualifications, limitations and restrictions on each such series shall be as follows:

         (A) (1) The assets of the Corporation received as consideration for the issue of stock of each series, together with all income, earnings and profits on such assets, and proceeds derived from the sale, exchange or liquidation of such assets, and any assets derived from the reinvestment of such income, earnings and profits, and proceeds in whatever form received, shall for all purposes, subject only to the rights of creditors, be irrevocably allocated to the series for which such assets were received by the Corporation, and be so entered upon the books of account and referred to in these Articles as "the assigned assets" of such series.

              (2) Each series will be managed in accordance with the investment policy for such series.

              (3) The assigned assets of each series shall be charged with the specific liabilities (including accrued expenses and reserves as conclusively determined from time to time by the Board of Directors) of such series and the general liabilities of the Corporation in proportion to the net asset values of the respective series. Any liability applicable to more than one series, but not to all series, shall be allocated to each series to which it is applicable in proportion to the net asset values of such series. The allocation of any liability to a series by the Board of Directors shall be conclusive.

         (B)  Each share of stock of a series shall have the same rights, privileges and preferences with respect to the assigned assets of such series as each of the other shares of stock of that series. Each share of stock of a series shall be entitled to participate equally in such dividends as may be declared from time to time by the Board of Directors. Each fractional share of stock of a series shall have proportionately the same rights, privileges and preferences with respect to the assigned assets of such series as a whole share, and shall participate proportionately in dividends as declared.

         (C) (1) "Shareholder" as used in these Articles shall mean a shareholder of record as defined in the By-Laws.

              (2) Each shareholder of the Corporation shall have one vote for each share held by the shareholder, and shall have a fractional vote for each fraction of a share held by the shareholder.

              (3) Whenever the vote of shareholders is required or permitted to be taken in connection with any matter affecting the Corporation or any series, such vote shall be taken, and effective action shall be determined in accordance with the General Laws of the State of Maryland or the Investment Company Act of 1940, whichever is more strict.

         ELEVENTH:         The number of directors of the Corporation
shall be five (5), which number may be increased or decreased pursuant to the By-Laws of the Corporation but shall not be less than three (3). The names of the Directors are Clifton S. Sorrell, Jr., Frank H. Blatz, Jr., Charles E. Diehl, Arthur J. Pugh, and South Trimble III.

         TWELFTH: The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the Directors and shareholders.

         (A)  No holder of shares of stock shall be entitled as a matter of right to subscribe for or purchase or receive any part of any treasury shares held by the Corporation, or of any new or additional issues of shares of stock or securities convertible into shares of stock of the Corporation, whether now or hereafter authorized, or whether issued for money, for a consideration other than money, or by way of dividends.

         (B)  Upon the request of any shareholder, the Corporation shall repurchase shares owned by such shareholder on the terms and conditions specified in the By-Laws.

         (C)  With respect to the issuance and sale of shares of the
                           Corporation's stock, or securities convertible into shares of stock, the Corporation shall receive not less than the net asset value per share determined in accordance with the By-Laws.

         (D)  Assets of this Corporation may be held or deposited with a bank or trust company or other organization as custodian and, except as provided below, the Corporation may employ any agency or instrumentality, incorporated or unincorporated, to render management services of any nature with respect to the conduct of the business of the Corporation, and to manage and direct the business and activities of the Corporation to such extent as the Board of Directors may determine from time to time, whether or not such employment involves delegation of functions usually or customarily performed by the Board of Directors or officers of the Corporation. However, this Corporation shall contract with a professional investment manager which is registered under the Investment Advisers Act of 1940 to provide investment advice to the Corporation and to manage the investments of the Corporation's assets.

         (E)  The Corporation reserves the right from time to time to make any amendment of its Articles, now or hereafter authorized by law, including any amendment which alters the contract rights of any outstanding stock.

         (F)  The original By-Laws of the Corporation have been adopted by the Directors.  The Board of
                           Directors shall have the power to make, alter or repeal any By-Law, except those By-Laws which by statute or By-Law provision must be submitted to shareholders for a vote.

         (G)  The use of the Corporation of the name "Acacia" and all trademarks now or hereafter associated with Acacia Mutual Life Insurance Company are subject to and conditioned upon the continuing consent of Acacia Mutual Life Insurance Company, a Washington, D.C. Corporation, which consent may be withdrawn at any time.

         (H)  The Corporation shall have the power and authority to indemnify its directors, officers and
                           employees to the fullest extent permitted by law.

         THIRTEENTH:The duration of the Corporation shall be perpetual.

IN WITNESS WHEREOF, the undersigned hereby execute these Articles of Restatement and acknowledge the same to be their act and further acknowledge that, to the best of their knowledge, the matters and facts set forth herein are true in all materials respects, under the penalties of perjury.

Dated this        3 rd         day of  November,  1995.



                                  Acknowledgement:_________________________

                                                   Clifton S. Sorrell, Jr.
                                                   Chairman of the Board
                                                      and Director


                                 ATTEST:___________________________________

                                                   William M. Tartikoff
                                                   Secretary